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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2003

CHATTEM, INC.
(Exact name of registrant as specified in its charter)

Tennessee (State of incorporation)	0-5905 (Commission File No.)	62-0156300 (IRS Employer Identification No.)

1715 West 38th Street, Chattanooga, Tennessee 37409
(Address of principal executive offices, including zip code)

(423) 821-4571
(Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits.

(c)
Exhibits:

99.1
Press Release Dated June 19, 2003

Item 9. Regulation FD Disclosure

        The information contained in this Item 9 is being furnished pursuant to Item 12 "Results of Operations and Financial Condition" in accordance with SEC Release 33-8216; 34-47583; IC-25983; March 27, 2003. The information in this Current Report on Form 8-K is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

        On June 19, 2003, the Company issued a press release announcing financial results for the fiscal second quarter ended May 31, 2003 (the "Press Release"). A copy of the Press Release is attached as Exhibit 99.1 and is incorporated by reference herein.

        The Press Release contains disclosure regarding the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA"), a non-GAAP financial measure. The most directly comparable GAAP financial measure to EBITDA is income before accounting change. A reconciliation of EBITDA to income before accounting change is contained in the Company's unaudited consolidated statements of income attached to the Press Release.

        The Company considers EBITDA an important indicator of its operational strength and performance, including its ability to pay interest, service debt and fund capital expenditures. EBITDA should be considered in addition to, but not as a substitute for, operating income, net income and other measures of financial performance reported in accordance with GAAP. Further, EBITDA is one measure used in the calculation of certain ratios to determine the Company's compliance with its existing credit facility.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 19, 2003	CHATTEM, INC.
	By:	/s/ A. ALEXANDER TAYLOR II A. Alexander Taylor II President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated June 19, 2003

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  Item 7. Financial Statements and Exhibits.
  Item 9. Regulation FD Disclosure
SIGNATURES
EXHIBIT INDEX